UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2009, the Maricopa County, Arizona Pollution Control Corporation (the “Maricopa Issuer”) issued $163,975,000 aggregate principal amount of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 2009 Series A, 2009 Series B, 2009 Series C, 2009 Series D and 2009 Series E (the “New Bonds”) for the benefit of Arizona Public Service Company (“APS”), pursuant to an Indenture of Trust dated as of June 1, 2009 (the “Indenture”) between the Maricopa Issuer and The Bank of New York Mellon, as trustee (the “Trustee”). The proceeds of the New Bonds were loaned to APS pursuant to a Loan Agreement dated as of June 1, 2009 (the “Loan Agreement”) between the Maricopa Issuer and APS, and will be used by APS to redeem (along with other monies provided by APS) $163,975,000 aggregate principal amount of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 2005 Series A, 2005 Series B, 2005 Series C, 2005 Series D and 2005 Series E. These redemptions are expected to occur by July 17, 2009.

The New Bonds mature on May 1, 2029. The New Bonds are payable solely from revenues obtained from APS pursuant to the Loan Agreement.

The New Bonds will be issued initially as bonds that bear interest at a term rate starting with the date of issuance and delivery. The New Bonds will have the following terms during the initial term rate periods:

	Aggregate
	Principal
	Amount	Term Rate	Initial Term Rate Period
2009 Series A	$35,975,000	6.00%	Five years to May 1, 2014
2009 Series B	$32,000,000	5.50%	Three years to May 1, 2012
2009 Series C	$32,000,000	5.75%	Four years to May 1, 2013
2009 Series D	$32,000,000	6.00%	Five years to May 1, 2014
2009 Series E	$32,000,000	6.00%	Five years to May 1, 2014

Upon the expiration of the initial term rate period, APS will convert each series of the New Bonds to a new rate period upon the satisfaction of certain conditions. Thereafter, interest on the New Bonds will be a daily rate, weekly rate, monthly rate, flexible rate, auction rate, term rate, or fixed rate to the maturity of the New Bonds. There will be a mandatory tender of each series of the New Bonds upon conversion and remarketing of such series into such a new rate period.

APS’ obligations under the Loan Agreement may be accelerated whenever any Event of Default has occurred and is continuing. An Event of Default under the Loan Agreement includes: (1) failure of APS to make payments on the New Bonds when due, including any payment of purchase price due on the mandatory tender of such New Bonds at the end of the initial term rate period; (2) certain bankruptcy and insolvency events relating to APS; and (3) the failure of APS to observe and perform its covenants or agreements under such Loan Agreement after a cure period. APS’ covenants under the Loan Agreement are typical for transactions of this sort, including covenants intended to preserve the tax-exempt status of interest on the New Bonds. The Loan Agreement also contains a customary limitation on liens covenant. If APS’ obligations under the Loan Agreement are accelerated as a result of an Event of Default under the Loan Agreement, APS is required to redeem the New Bonds. APS may also be required to redeem the New Bonds or a portion of the New Bonds if there is a determination of taxability with respect to the New Bonds, subject to the qualifications in the Indenture. In addition, APS’ obligations under the Loan Agreement are subject to mandatory prepayment if the New Bonds are accelerated due to an Event of Default under the Indenture. Events of Default under the Indenture include failure to make payments when due on or with respect to the New Bonds and a default by the Issuer in its obligations under the Indenture after a cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL
CORPORATION
(Registrant)

Dated: July 1, 2009

By: /s/ James R. Hatfield
James R. Hatfield
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: July 1, 2009

By: /s/ James R. Hatfield
James R. Hatfield
Senior Vice President and
Chief Financial Officer

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